CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of Investors Cash Trust on Form N-14 (“Registration Statement”) of our reports dated May 18, 2006 and July 25, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 and May 31, 2006 Annual Reports to Shareholders of Treasury Series of Cash Reserve Fund, Inc. and DWS U.S. Treasury Money Fund, respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” both in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A dated August 1, 2006 and October 1, 2006, respectively, which are incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 18, 2007